EX-99.1

Report of Independent Auditors
and Financial Statements for

AutoUSA (a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)

December 31, 2013 and 2012

CONTENTS

PAGE

REPORT OF INDEPENDENT AUDITORS	1

FINANCIAL STATEMENTS
BALANCE SHEETS	2
STATEMENTS OF INCOME	3
STATEMENTS OF INVESTED EQUITY	4
STATEMENTS OF CASH FLOWS	5
NOTES TO FINANCIAL STATEMENTS	6-12

Report of Independent Auditors

To the Stockholder of
AutoNationDirect.com, Inc.

We have audited the accompanying carve-out financial statements of AutoUSA (a carve-out of certain operations of AutoNationDirect.com, Inc.), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of income, invested equity and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of AutoUSA (a carve-out of certain operations of AutoNationDirect.com, Inc.) as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter
We draw attention to Note 1 of the carve-out financial statements, which describes the basis of presentation. The carve-out financial statements reflect the assets, liabilities, revenues and expenses directly attributable to AutoUSA (a carve-out of certain operations of AutoNationDirect.com, Inc.), as well as allocations deemed reasonable by management. We also draw attention to Note 5 and Note 6 of the carve-out financial statements, which describes transactions with affiliates of AutoUSA (a carve-out of certain operations of AutoNationDirect.com, Inc.).  Our opinion is not modified with respect to these matters.

/s/ Moss Adams LLP
Los Angeles, California
March 26, 2014

AutoUSA (a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)
BALANCE SHEETS
(Amounts in thousands)

	December 31,	December 31,
	2013	2012

ASSETS

Current Assets:
Cash and cash equivalents	$ 14	$ 26
Accounts receivable, net of allowances of $172 and $160, respectively	2,934	3,535
Prepaid expenses	18	45
Deferred tax asset	278	193
Total current assets	3,244	3,799

Property and equipment, net	431	578
Goodwill	2,578	2,578
Total assets	$ 6,253	$ 6,955

LIABILITIES AND INVESTED EQUITY

Current liabilities:
Accounts payable and accrued expenses	$ 2,485	$ 3,314
Accrued income taxes - Seller Parent	2,001	1,259
Total current liabilities	4,486	4,573

Deferred tax liability	669	428

Commitments and Contingencies	-	-

Invested equity	1,098	1,954

Total liabilities and invested equity	$ 6,253	$ 6,955

See accompanying notes.

AutoUSA (a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)
STATEMENTS OF INCOME

(Amounts in thousands)

	Year ended December 31,
	2013	2012

Net revenues	$ 30,326	$ 32,640
Affiliate revenue	378	258
Total revenues	30,704	32,898

Cost of revenues	22,064	23,903
Gross profit	8,640	8,995

Operating expenses:
Sales and marketing	4,100	4,490
Technology support	918	765
General and administrative	1,096	1,437
Depreciation and amortization	148	116
Total operating expenses	6,262	6,808

Income before income tax provision	2,378	2,187

Income tax provision	896	826

Net income	$ 1,482	$ 1,361

See accompanying notes.

AutoUSA (a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)
STATEMENTS OF INVESTED EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(Amounts in thousands)

	Initial Contributed Capital	Accumulated Deficit, Less Net Distributions from Affiliates	Total Invested Equity

Balance at January 1, 2012	$ 4,206	$ (3,794)	$ 412

Net transfers from Affiliates	-	181	181

Net income	-	1,361	1,361

Balance at December 31, 2012	4,206	(2,252)	1,954

Net transfers to Affiliates	-	(2,338)	(2,338)

Net income	-	1,482	1,482

Balance at December 31, 2013	$ 4,206	$ (3,108)	$ 1,098

See accompanying notes.

AutoUSA (a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)
STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Year ended December 31,
	2013	2012

Cash Flows from Operating Activities
Net income	$ 1,482	$ 1,361
Adjustments to reconcile net income
to net cash provided by operating activities:
Deferred taxes	156	259
Depreciation and amortization	148	116

Changes in assets and liabilities:
Accounts receivable	601	(431)
Prepaid expenses	27	(28)
Accounts payable	(829)	(1,592)
Income taxes payable - Seller Parent	742	566
Net cash provided by operating activities	2,327	251

Cash Flows from Investing Activities:
Purchases of property and equipment	(1)	(443)
Net cash used in investing activities	(1)	(443)

Cash Flows from Financing Activities:
Net transfers (to) from Affiliates	(2,338)	181
Net cash (used in) provided by financing activities	(2,338)	181

Net decrease in cash and cash equivalents	(12)	(11)

Cash and cash equivalents, beginning of the year	26	37

Cash and cash equivalents, end of the year	$ 14	$ 26

See accompanying notes.

AutoUSA(a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)
NOTES TO FINANCIAL STATEMENTS
December 31, 2013 and 2012
(Amounts in thousands)

1.     Nature of Operations and Basis of Presentation
Nature of Operations
The accompanying carve-out financial statements and footnotes contained in this report represent the lead aggregation operations of AutoNationDirect.com, Inc. (such operations, "AutoUSA" or "Business"), which are based in Fort Lauderdale, Florida. AutoUSA operates as a lead aggregator, purchasing internet-generated automotive consumer leads from third parties and reselling those consumer leads to automotive vehicle dealers; and as a reseller of third-party products and services to automotive dealers.
Basis of Presentation
The accompanying carve-out financial statements represents AutoUSA as though the Business was operating as a separate, stand-alone business since December 31, 2011. AutoUSA is a carve-out of certain operations of AutoNationDirect.com, Inc. ("Seller"), which is a subsidiary of AutoNation, Inc.  ("Seller Parent").  As of December 31, 2013, the Business was not a separate legal entity and accordingly, the financial statements have been prepared on a "carve-out" basis for inclusion in Autobytel's Form 8-K filing for purposes of complying with the rules and regulations of the Securities and Exchange Commission, Regulation S-X, Article 3, General instructions to financial statements, and Staff Accounting Bulletin Topic 1-B1, Costs reflected in historical financial statements ("SAB 1-B1").

The accompanying carve-out balance sheets  of AutoUSA as of December 31, 2013 and 2012 and the related carve-out statements of income, invested equity and cash flows for the two years then ended have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP")  using historical results of operations and historical bases of assets and liabilities of the Business, as well as, using allocations and estimates where data was not maintained on a specific basis within the books and records. For purposes of presenting the carve-out financial statements, allocations were required to determine the cost of general and administrative activities performed by the Business. Affiliates are defined herein as subsidiaries owned directly or indirectly by AutoNation, Inc., including the Seller ("Affiliates").  Allocations to the Business were based primarily on the Business headcount using shared expenses incurred by Seller, Seller Parent and Affiliates on behalf of the Business, adjusted where a more specific allocation was deemed more appropriate.

Management believes the assumptions underlying the carve-out financial statements are reasonable, including the allocations described below under the caption Allocations from the Seller Parent and Affiliates. However, the carve-out financial statements included herein may not necessarily represent what AutoUSA's results of operations, financial position and cash flows would have been had it been a stand-alone entity during the years presented, or what AutoUSA's  results of operations, financial position and cash flows may be in the future.

As these carve-out financial statements represent a business of the Seller Parent that is not a separate legal entity, the net assets of AutoUSA have been presented herein as invested equity. Invested equity is comprised primarily of: (i) the initial investment to acquire and establish the net assets of AutoUSA (and any subsequent adjustments thereto); (ii) the accumulated net income; (iii) net transfers to or from Affiliates related to cash management functions performed by Affiliates, such as the collection of trade receivables and the payment of trade payables and wages and salaries; (iv) certain corporate cost allocations;  and (v) changes in certain income tax liabilities and assets. Actual results could differ from these estimates.
Cash Management and Funding
The Seller and Affiliates perform substantially all cash management and treasury functions for the Business. None of the Seller Parent's and Affiliates' cash and cash equivalents has been allocated to the Business in the carve-out financial statements.  Substantially all of the Business' operations are funded directly by the Seller Parent and its Affiliates, including, but not limited to, operating expenses and capital expenditures.

AutoUSA (a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)
NOTES TO FINANCIAL STATEMENTS
December 31, 2013 and 2012
(Amounts in thousands)

1.     Nature of Operations and Basis of Presentation (continued)

AutoUSA records this activity in its carve-out financial statements and, in lieu of recording trade payables to its Affiliates, records a corresponding credit to invested equity. As discussed in the section below entitled Summary of Significant Accounting Policies – Revenue Recognition, AutoUSA used an Affiliates' shared services group and, in lieu of recording trade receivables from its Affiliates (and subsequently cash-settling such balances), records a corresponding charge against its Affiliates' invested equity for the invoiced amounts.
Allocations from the Seller Parent and Affiliates
In addition to  the carve-out of the operations and the net assets of AutoUSA, certain general corporate expenses and shared services have been allocated to the Business and are comprised of costs incurred related to: (i) collections (ii) human resources and related insurance; (iii) legal; (iv) information systems and technology; and (v) rent.   The allocated expenses are mainly comprised of salaries, including variable compensation and other direct costs of the various functions. Allocations to the Business were based primarily on the Business headcount using shared expenses incurred by Seller, Seller Parent, and Affiliates on behalf of the Business, adjusted where a more specific allocation was deemed more appropriate.

The expenses allocated are not necessarily indicative of the amounts that would have been incurred had AutoUSA performed these functions as a stand-alone entity, nor are they indicative of expenses that will be charged or incurred in the future. It is not practical to estimate the amount of expenses and gains and losses that AutoUSA would have incurred for the years presented had it not been an affiliated entity of the Seller Parent in each of those years.  The total operating expense allocations by major category from the Seller Parent and Affiliates are as follows:

	December 31,
	2013	2012

Sales and marketing	$ 105	$ 112
Technology support	134	156
General and administrative	219	349
	$ 458	$ 617

Interest Expense
The Seller Parent and Affiliates incur third-party debt and provides financing to the Business through net transfers (to) from Affiliates which is included in invested equity.  Interest expense has not been allocated to the Business.

2.   Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents
The Business considers all highly liquid securities with a maturity of three months or less when purchased to be cash equivalents.

AutoUSA (a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)
NOTES TO FINANCIAL STATEMENTS
December 31, 2013 and 2012
(Amounts in thousands)

2.  Summary of Significant Accounting Policies (continued)

Accounts Receivable
Allowances for doubtful accounts receivable and billing adjustments are provided through a general reserve based on varying percentages and the age of receivables.  Accounts considered uncollectible are specifically written off and charged to the allowance for doubtful accounts.  At December 31, 2013 and 2012, one customer represented approximately 36% and 42% of accounts receivable, respectively.

Revenue Recognition
Revenues consist of vehicle buying lead fees for new and used retail vehicles, lead fees with a participating manufacturer under a wholesale arrangement, and website financing link revenue sharing fees.  Fees are paid monthly under month-to-month arrangements or under 90-day subscription arrangements.  The Business recognizes revenues when evidence of an arrangement exists, pricing is fixed and determinable, collection is reasonably assured, and delivery or performance of service has occurred.  Lead fees are generally recognized as revenues in the period the service is provided.

The Business operates exclusively in the automotive industry.  For the years ended December 31, 2013 and 2012, one customer represented 23% and 19% of the Business' net revenues, respectively.

Cost of Revenues
Cost of revenues consists of cost of leads acquired from third- party lead providers.  Lead acquisition costs consist of payments made to third-party lead providers, including internet portals and online automotive information providers.

Capitalized Internal Use Software and Website Development Costs
The Business capitalizes costs to develop internal use software and website development costs for qualifying projects during the application development stage.  The application development stage is characterized by software design and configuration activities, coding, testing and installation.  Training and maintenance costs are expensed as incurred while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality.  Capitalized internal use software development costs are amortized using the straight-line method over an estimated useful life of four years.

Advertising and Promotion Costs
Costs associated with advertising and promotions are expensed as incurred. Advertising and promotion costs were $151 and $204 for the years ended December 31, 2013 and 2012, respectively.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally three years. Amortization of leasehold improvements is provided using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. Repair and maintenance costs are charged to operating expenses as incurred. Gains or losses resulting from the retirement or sale of property and equipment are recorded as operating income or expenses, respectively.

Accrued Expenses
The Business accrues estimates of the amounts due to third-party lead providers at each balance sheet date, and performs an adjustment to the actual amount owed in the subsequent period.  Historically, such adjustments have not been material.

AutoUSA (a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)
NOTES TO FINANCIAL STATEMENTS
December 31, 2013 and 2012
(Amounts in thousands)

2.  Summary of Significant Accounting Policies (continued)

Long Lived Assets
When indicators of impairment are present, the Business evaluates the recoverability of the net carrying value of long-lived assets by comparing the carrying values to the estimated future undiscounted cash flows, excluding interest. A deficiency in these cash flows relative to the carrying amounts is an indication of the need for a write-down due to impairment. The amount of the impairment, if any, is the amount by which the carrying value exceeds the fair value.

Among other variables, the Business considers factors such as the effects of external changes to the business environment, competitive pressures, market erosion, and technological and regulatory changes as factors which could provide indications of impairment.

Goodwill
Goodwill and intangible assets that are not subject to amortization are tested for impairment annually or more frequently when events or changes in circumstances indicate that such assets might be impaired. Goodwill is the excess of the acquisition cost of a business over the fair value of the identifiable net tangible assets acquired, and resulted from the acquisition of the Business' predecessor operations in May 2000, which was recorded as a business combination that resulted in goodwill.  The business operated as a referral source to automobile dealers under contract of prospective automobile buyers via the telephone and via the internet.

Income Taxes
AutoUSA's results of operations were  included in the Seller Parent's consolidated federal and certain combined state income tax returns for the years ended December 31, 2013 and 2012. As such, AutoUSA was not a separate taxable entity for U.S. federal and certain state income tax purposes. In addition, AutoUSA did not have a written tax-sharing agreement with Seller Parent.  The provisions for income taxes and related balance sheet accounts are presented as if AutoUSA was a separate taxpayer ("separate return method"). This method of allocating the Seller Parent's consolidated current and deferred income taxes is systematic, rational, and consistent with the asset and liability method. The separate return method represents a hypothetical computation assuming that AutoUSA's reported revenue and expenses were incurred by a separate taxable entity. Accordingly, the reported provision for income taxes and the related balance sheet account balances do  not equal the amounts that would have been allocable to AutoUSA under the applicable consolidated federal and state tax laws.

Under ASC Topic 740-10, Income Taxes, deferred tax assets and liabilities are recognized for the tax effects of differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when considered necessary to reduce the net deferred tax assets to amounts which are more likely than not to be realized.

The Business may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Any accrued interest and penalties related to uncertain tax positions is included in the financial statements as a component of income tax expense.

AutoUSA (a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)
NOTES TO FINANCIAL STATEMENTS
December 31, 2013 and 2012
(Amounts in thousands)

2.  Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments
The Business records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measure date.

The Business uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs.  The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1—Quoted market prices in active markets for identical assets or liabilities.

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3— Inputs include management's best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the instrument's valuation.

The Business currently has no financial instruments subject to fair value measurement on a recurring basis. Disclosures about fair value of financial instruments require disclosure whether or not recognized in the balance sheet. The Business' cash equivalents, accounts receivable, accounts payable and accrued income taxes carrying amount approximate fair value because of the short-term maturity of these instruments.

3.  Property and Equipment

Property and equipment consisted of the following at December 31:

	December 31,
	2013	2012

Furniture and fixtures	$ 16	$ 16
Computer hardware and equipment	660	659
Internal use software and website development	6,267	6,267
Leasehold improvements	220	220
	7,163	7,162
Accumulated depreciation and amortization	(6,732)	(6,584)
	$ 431	$ 578

4.  Income Taxes

The Business' financial statements recognize the current and deferred income tax consequences that result from the Business' activities during the current and preceding periods, as if the Business were a separate taxpayer rather than a member of the Seller Parent's consolidated income tax return group.  Current taxes payable included in the accompanying balance sheets represent a payable to the Seller Parent as a result of their inclusion in the Seller Parent's  income tax filings.

AutoUSA (a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)
NOTES TO FINANCIAL STATEMENTS
December 31, 2013 and 2012
(Amounts in thousands)

4.  Income Taxes (continued)
As of December 31, 2013, the Business had no unused net operating loss carryforwards.    Total tax expense included in the financial statements for the years ended December 31 includes these components:

	December 31,
Federal:	2013	2012
Current	$ 643	$ 493
Deferred	123	212
	766	705

State:
Current	97	74
Deferred	33	47
	130	121

	$ 896	$ 826

A reconciliation of income tax expense at the statutory rate to the Business's actual income tax expense for the years ended December 31 is as follows:

	December 31,
	2013	2012
Tax computed at statutory rate	34.0%	34.0%
State tax, net of federal	3.6%	3.7%
Permanent items	0.1%	0.1%
	37.7%	37.8%

The tax effects of temporary differences related to deferred taxes shown on the balance sheets at December 31 were as follows:

	December 31,
	2013	2012

State Tax	$ 93	$ 60
Allowance for Doubtful Accounts	65	60
Stock-Based Compensation	120	73
Net deferred tax asset - current	278	193

Goodwill amortization	(602)	(326)
Property and equipment	(67)	(102)
Net deferred tax liability - noncurrent	(669)	(428)

	$ (391)	$ (235)

The Business is subject to taxation in the U.S. federal and various state jurisdictions.  The Business is no longer subject to U.S. federal, state and local tax examinations by tax authorities for years before 2008.  The Business does not have any material uncertain tax positions at December 31, 2013.  As of December 31, 2013, there is no accrued interest or penalties recorded in the financial statements.

5.  Related party transactions

The Business received revenues from Affiliates related to shared database support in 2013 and 2012 of $378 and $258, respectively.

AutoUSA (a Carve-out of Certain Operations of AutoNationDirect.com, Inc.)
NOTES TO FINANCIAL STATEMENTS
December 31, 2013 and 2012
(Amounts in thousands)

6.  Invested Equity

The Business is an operating division of the Seller and not a legal entity and, as such, there is no separately reportable additional paid-in capital or retained earnings. During 2013, net transfers to Affiliates amounted to $2.3 million and during 2012, net transfers from Affiliates amounted to $0.2 million.  These transfers represent the net effect of swept cash flows, allocated costs from the Affiliates, share-based compensation, and income taxes.

7.  Contingencies

The Business may be subject to various legal proceedings from time to time as part of its business. As of December 31, 2013 and 2012 the Business was not currently party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believes would have a material adverse effect on its business, financial condition or results of operations.

8.  Subsequent Events

On January 13, 2014 Autobytel Inc. ("Autobytel")  acquired AutoUSA pursuant to the Membership Interest Purchase Agreement ("Purchase Agreement"). Immediately prior to the acquisition by Autobytel, Seller transferred certain assets and liabilities of its lead aggregation business to AutoUSA, LLC, a subsidiary of the Seller. Autobytel acquired all of the issued and outstanding membership interests of AutoUSA, LLC. No effects of this transaction have been reflected in these financial statements.
The Business has evaluated subsequent events through March 26, 2014, the date the accompanying financial statements were issued, to determine whether any events occurred that required recognition or disclosure in the accompanying financial statements and concluded that there were no further subsequent events which should be included through the date of this report.